Exhibit 10.6
GREEN PLAINS, INC.
EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN PARTICIPATION LETTER

August 2, 2023

Executive: Chris Osowski (“Executive”) (via email)

Re: Participation Letter – Green Plains, Inc. Executive Change in Control Severance Plan

Dear Executive:

We are pleased to inform you that you have been designated as eligible to participate in the Green Plains, Inc. Executive Change in Control Severance Plan (as it may be amended from time to time, the “Plan”). Your “Severance Multiple” for purposes of the Plan is 2.5 times.

Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Letter. A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Letter for all purposes. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of the Plan. You agree that the terms of the Plan are reasonable in all respects. You further acknowledge that receipt of severance benefits pursuant to the Plan is contingent upon your execution of a general release of claims at the time of your Separation from Service and continued compliance with your Post-Termination Obligations.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Letter and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Letter. Unless otherwise defined herein, capitalized terms used in this Participation Letter shall have the meanings set forth in the Plan. This Participation Letter may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Letter in the space provided below and send a fully executed copy to Jamie Herbert no later than August 7, 2023.

[Signature Page Follows]

IN WITNESS WHEREOF, Executive and the Company have executed this agreement effective as of the date set forth below.

GREEN PLAINS, INC.

By:	/s/ Todd Becker
Name:	Todd Becker
Title	President & CEO

AGREED AND ACCEPTED

This 3rd day of August, 2023 by:

/s/ Chris Osowski
Chris Osowski
SIGNATURE PAGE TO
PARTICIPATION LETTER